Exhibit 99.1

SEQLL INC. RECEIVES NASDAQ NOTIFICATION

REGARDING MINIMUM BID REQUIREMENTS

BILLERICA, MA – June 24, 2022 – SeqLL Inc. (NASDAQ: SQL and SQLLW) (“SeqLL” or the “Company”), a technology company providing life sciences instrumentation and research services in collaborative partnerships aimed at the development of novel scientific assets and intellectual property, announced that on June 21, 2022, the Company received a written notice (the “Notice”) from the Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the Company’s closing bid price for common shares were below $1.00 per share for the last 30 consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calendar day compliance period, or until December 18, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period.

If the Company is not in compliance by December 18, 2022, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common shares will be subject to delisting.

Daniel Jones, Chairperson and Chief Executive Officer of SeqLL Inc., said, “Our management team remains highly confident and excited about our future given the advances we have made in further developing our technology platform in collaboration with our established group of partners. We look forward to sharing significant developments in the future and to increasing stockholder value and the value of our common stock.”

The Company intends to monitor the closing bid price of its common shares between now and December 18, 2022 and intends to consider available options to cure the deficiency and regain compliance with the minimum bid price requirement within the compliance period. The Company’s common shares will continue to be listed and trade on the Nasdaq Capital Market during this period, unaffected by the receipt of the written notice from Nasdaq.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About SeqLL Inc.

SeqLL is a technology company providing life sciences instrumentation and research services in collaborative partnerships aimed at the development of novel scientific assets and intellectual property across multiple “omics” fields. The Company leverages its expertise with its True Single Molecule Sequencing (“tSMS®”) platform to empower scientists and researchers with improved genetic tools to better understand the molecular mechanisms of disease that is essential to the continued development of new breakthroughs in genomic medicine, and that hopefully address the critical concerns involved with today’s precision medicine. In sum, our experienced team works with our collaborators to develop innovative solutions tailored to the needs of each specific project.

Forward Looking Statements

This press release contains certain forward-looking statements, including those related to the applicability and viability of the Company’s technology for quantifying RNA molecules from blood and other statements that are predictive in nature and those related to regaining compliance with Nasdaq’s continued listing requirements, and timing and effect thereof. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021 under the caption “Risk Factors.”

Contacts:

Ashley R. Robinson
LifeSci Advisors, LLC
Tel: +1 (617) 430-7577
Email: arr@lifesciadvisors.com